EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-50986 and 333-58997 of The Sands Regent on Form S-8 of our report dated September 22, 2004, included in this Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 2004.

/s/    DELOITTE & TOUCHE LLP

Reno, Nevada

September 27, 2004